Exhibit 10.5

BRIDGE NOTE

Date: 04/01/2021

Maker:	FibroGenesis 18615 Royal Crest Dr. Houston, Harris County, Texas 77058

Payee:	FibroBiologics PO Box 891146 Houston, Harris County, Texas 77289

Place for Payment (including county):

Principal Amount:	Up to $1,000,000.00 to be drawn as needed

Interest on Unpaid Principal: Interest-free Note.

Terms of Payment: 100% of the principal April 1, 2022, unless extended for an additional six months at the discretion of FibroBiologics.

Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest.

If Maker defaults in the payment of this note, and the default continues after Payee gives Maker notice of the default and the time within which it must be cured, as may be required by law or by written agreement, but in no event less than forty-five (45) days, then Payee may declare the unpaid principal balance on this note immediately due. Maker waives all presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

Maker is responsible for all obligations represented by this note. When the context requires, singular nouns and pronouns include the plural.

BY:	/s/ Pete O’Heeron	LENDER:	/s/ Pete O’Heeron
	FibroBiologics		FibroGenesis

Draw Schedule:

4-1-2021	$300,000.00
Date	Amount

8-5-2021	$200,000.00
Date	Amount

9-20-2021	$200,000.00
Date	Amount

10-7-2021	$100,000.00
Date	Amount

10-18-2021	$75,000.00
Date	Amount

11-15-2021	$100,000.00
Date	Amount